CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Emerging Growth Fund and John Hancock Global Technology Fund (two of the funds comprising the John Hancock Series Trust) in the John Hancock Growth Funds Prospectus and the John Hancock International/Global Funds Prospectus, respectively, and "Independent Auditors" in the John Hancock Emerging Growth Fund and John Hancock Global Technology Fund Statements of Additional Information in Post-Effective Amendment Number 32 to Registration Statement (Form N-1A, No.
2-75807) dated March 1, 1999.

We also consent to the incorporation by reference therein of our reports dated December 12, 1998 and December 15, 1998, respectively, with respect to the financial statements and financial highlights of the John Hancock Emerging Growth Fund and John Hancock Global Technology Fund in the Form N-1A.


                                                  /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
February 19, 1999